Exhibit 15.1

[Letterhead of Yuan Tai Law Offices]

Date: April 26, 2019

Dear Sirs,

We, Yuan Tai Law Offices, consent to the reference to our firm under the headings “Item 4. Information on the Company-B. Business Overview-Regulation” and “Item 4. Information on the Company-C. Organizational Structure” in the Annual Report of Jupai Holdings Limited (the “Company”) on Form 20-F for the year ended December 31, 2018, which will be filed with the Securities and Exchange Commission (hereinafter the “SEC”) on April 26, 2019, and further consent to the incorporation by reference of the summaries of our opinions under these headings into the Company’s registration statement on Form S-8 (File No. 333-206553), which was filed on August 25, 2015 and registration statement on Form S-8 (File No. 333-209924), which was filed on March 4, 2016. We also consent to the filing with the SEC of this consent as an exhibit to the Annual Report of the Company on Form 20-F for the year ended December 31, 2018.

Yours faithfully,

For and on behalf of

Yuan Tai Law Offices

/s/ Wang Daofu / Shao Jun
Name: Wang Daofu / Shao Jun
Designation: Partner